UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 19, 2006

ITC HOLDINGS CORP.

(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

39500 Orchard Hill Place, Suite 200
Novi, Michigan	48375
(Address of Principal Executive Offices)	(Zip Code)

(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On May 12, 2006, ITC Holdings Corp. (the “Company”) filed a presentation on a Current Report on Form 8-K regarding its agreement to acquire Michigan Electric Transmission Company, LLC (“METC”), which included a forecast for combined capital expenditures for 2007 of METC and the Company’s subsidiary, ITCTransmission.

The Company has revised its forecast for the combined capital expenditures of METC and ITCTransmission for 2007 to be within a range of $160 million to $190 million to reflect potential delays in investments in the METC system.  The forecast is revised from the previously announced range of $240 million to $260 million.  The revised 2007 forecast is based on the Company’s continuing review of METC’s 2007 capital projects plans and the status of preparations for such projects.  It also is based on and includes the impacts of uncertainty around the timing of closing the Company’s acquisition of METC, which is expected to occur during the second half of 2006, and after which time the Company will be able to control joint planning of capital projects and preparations for investments in the METC system.  Finally, the revised forecast is impacted by the ability to procure equipment for investments in the METC system, which have long lead times for production and have not yet been ordered.

The revised forecast for 2007 capital expenditures does not change the Company’s expectations for total projected investments for the seven year period from January 1, 2005 through December 31, 2011, during which the Company expects that ITCTransmission and METC combined will invest approximately $1.6 billion in their systems to rebuild and upgrade existing equipment, relieve congestion and provide better access to more efficiently priced generation sources.  The revised forecast also does not change the Company’s earnings guidance for 2007.  Finally, the forecast for capital expenditures for ITCTransmission stand-alone provided on May 12, 2006 remains unchanged.

The information contained in this Item 7.01 is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the information by reference.  By including this Item 7.01 disclosure in the filing of this Current Report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Cautionary Language Concerning Forward-Looking Statements

This document contains certain statements that describe our management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for our business, including our business after the proposed acquisition transaction, and the electricity transmission industry based upon information currently available.  Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Wherever possible, we have identified these forward-looking statements by words such as “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases.

These forward-looking statements are based upon assumptions our management believes are reasonable.  Such forward-looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong.  They speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties.  Many factors mentioned in this document and in our annual and quarterly reports will be important in determining future results.  Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved.  Actual future results may vary materially.  Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Vice President and General Counsel

June 19, 2006